UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

HUB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27754	36-4007085
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Hub Group Way
Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 271-3600

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	HUBG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 23, 2026, in connection with the delayed filing of its Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) with the Securities and Exchange Commission (the “SEC”), Hub Group, Inc. (the “Company”) entered into a First Amendment to Credit Agreement and Waiver (the “Amendment”), which amended that certain Credit Agreement, dated as of June 20, 2025 (the “Credit Agreement”), among the Company, the guarantors party thereto, the lenders party thereto (the “Lenders”) and Bank of Montreal, as administrative agent. Pursuant to the Amendment, the Lenders agreed to, among other things, (i) extend the deadline for the Company to deliver certain financial statements required to be delivered under the Credit Agreement, and (ii) waive any Default or Events of Default (as each such term is defined in the Credit Agreement) directly resulting from the matters disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2026.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 19, 2026, the Company received an expected notice (the “Notice”) from the listing qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of the Company not having timely filed its 2025 Form 10-K, it no longer complies with Nasdaq Listing Rule 5250(c)(1), which requires companies with securities listed on Nasdaq to timely file all required periodic reports with the SEC.

The Notice has no immediate effect on the listing or trading of shares of the Company’s Class A common stock on the Nasdaq Global Select Market. In accordance with Nasdaq’s listing rules, the Company has 60 calendar days from the date of the Notice, or until May 18, 2026, to submit to Nasdaq a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1). If the Company submits a plan to Nasdaq and Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from the due date of the filing of the 2025 Form 10-K (as extended pursuant to Rule 12b-25 under the Securities Act of 1933, as amended (the “Securities Act”)), or until September 14, 2026, to regain compliance.

The Company intends to regain compliance with Nasdaq’s listing rules as soon as practicable.

Item 7.01.	Regulation FD Disclosure.

On March 24, 2026, the Company issued a press release announcing, among other things, its receipt of the Notice from Nasdaq. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act, and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued on March 24, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995, including statements regarding regaining compliance with Nasdaq’s listing rules and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that might cause the actual performance of the Company to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s ability to complete the previously-announced restatement of its financial statements; further delay in the financial close process or the related audit of the Company’s consolidated financial statements for the year ended December 31, 2025; and other risks discussed under the “Risk Factors” section in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. These forward-looking statements speak only as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hub Group, Inc.
Date: March 24, 2026

	By:	/s/ Kevin W. Beth
	Name:	Kevin W. Beth
	Title:	Executive Vice President, Chief Financial Officer and Treasurer